UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2012

Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of registrant as specified in charter)

MARYLAND (Brandywine Realty Trust)	001-9106	23-2413352
DELAWARE (Brandywine Operating Partnership, L.P.)	000-24407	23-2862640
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
(Address of principal executive offices)

(610) 325-5600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On November 28, 2012, the Company issued a press release announcing its intention to call for redemption all of its 2,300,000 issued and outstanding 7.375% Series D Cumulative Redeemable Preferred Shares (NYSE: BDN-PD) (the “Series D Preferred Shares”) on December 28, 2012 ("the Redemption Date"). Shares of the Company’s 7.375% Series D Preferred Shares called for redemption will be redeemed at a redemption price of $25.00 per share, plus accumulated and unpaid dividends up to and including the Redemption Date of $0.36875 per share (or an aggregate payment of $25.36875 per share on the Redemption Date). From and after the Redemption Date, dividends will cease to accrue, and on and after the Redemption Date, the only remaining rights of holders of shares of the 7.375% Series D Cumulative Preferred Shares will be to receive payment of the redemption price, plus accumulated and unpaid dividends up to and including the Redemption Date. A copy of the press release announcing the redemption of the Series D Preferred Shares is attached as Exhibit 99.1 hereto.
Item 9.01    Financial Statements and Exhibits
Exhibits

99.1	Brandywine Realty Trust Press Release dated November 28, 2012.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Brandywine Realty Trust

By: /s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

Brandywine Operating Partnership L.P.,
By: Brandywine Realty Trust, its sole General Partner

By: /s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

Date: November 28, 2012